Exhibit 10.1

SECURITIES Purchase AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of January 4, 2023, by and between Landos Biopharma, Inc., a Delaware corporation (the “Company”), and the Purchasers identified on Schedule 1 attached hereto (together, the “Purchasers”). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 1.6.

RECITALS

A. On the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company at Closing (as hereinafter defined), pre-funded warrants, in the form attached hereto as Exhibit A (the “Pre-Funded Warrants”), to purchase Warrant Shares as noted on Schedule 1 attached hereto.

B. The Pre-Funded Warrants and the Warrant Shares, as applicable, shall be referred to in this Agreement as the “Securities”.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

Article I

PURCHASE AND SALE
1.1
Authorization of Sale of Securities. The Company has authorized the sale and issuance of the Pre-Funded Warrants and Warrant Shares on the terms and subject to the conditions set forth in this Agreement.

1.2
Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the Pre-Funded Warrants to purchase the number of Warrant Shares set forth opposite the name of such Purchaser under the heading “Number of Warrant Shares Underlying Pre-Funded Warrants” on Schedule 1 attached hereto, at a price per Pre-Funded Warrant equal to $0.54 (the “Purchase Price”). The Pre-Funded Warrants shall have an exercise price equal to $0.01 per Warrant Share. The closing of the purchase and sale of the Pre-Funded Warrants to the Purchasers by the Company (the “Closing”) shall occur as soon as practicable following the satisfaction or waiver of the conditions set forth in Article V but in no event more than four (4) business days following the satisfaction or waiver of the conditions set forth in Article V (or at some other manner, date and time as the Purchasers and the Company may mutually agree upon in writing) (the “Closing Date”). The Closing shall take place at the offices of Cooley LLP, 55 Hudson Yards, New York, New York, 10001 or at such other place as the Company and the Purchasers may mutually agree upon, orally or in writing.
1.3
Payment. On the Closing Date, (a) each Purchaser shall pay to the Company an amount equal to the purchase price to be paid by such Purchaser set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price of Securities” on Schedule I attached hereto in United States dollars and in immediately available funds, by wire transfer to the Company’s account as set forth in instructions previously delivered to the Purchasers, and (b) the Company shall deliver or cause to be delivered to each Purchaser the Pre-Funded Warrants, registered in the name of such Purchaser (or its nominee in accordance with its delivery instructions), to purchase up to the number of Warrant Shares set forth opposite the name of such Purchaser under the heading “Number of Warrant Shares Underlying Pre-Funded Warrant” on Schedule I attached hereto.
1.4
Closing Deliverables.
(a)
Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:
(i)
a Pre-Funded Warrant in the form attached hereto as Exhibit A executed by the Company and registered in the name of such Purchaser to purchase the number of Warrant Shares to be purchased by such Purchaser pursuant to this Agreement;
(ii)
a legal opinion of Cooley LLP, dated as of the Closing Date, in a form reasonably acceptable to the Purchasers;
(iii)
a certificate signed by an authorized officer of the Company certifying that that the conditions specified in Sections 5.1(a) and 5.1(b) of this Agreement have been fulfilled;
(iv)
a certificate signed by the Secretary of the Company certifying (i) the Certificate of Incorporation of the Company, as amended, of the Company; (ii) the Bylaws of the Company; and (iii) resolutions of the Board of Directors (or an authorized committee thereof) approving this Agreement and the transactions contemplated by this Agreement; and

(v)
Amendment No. 1 to the Investor’s Rights Agreement duly executed by the Company.
(b)
Purchaser. On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:
(i)
a fully completed and duly executed Stock Registration Questionnaire in the form attached hereto as Exhibit B;
(ii)
a fully completed and duly executed Accredited Investor Qualification Questionnaire in the form attached hereto as Exhibit C;
(iii)
a fully completed and duly executed Bad Actor Questionnaire in the form attached hereto as Exhibit D;
(iv)
the Aggregate Purchase Price of Securities by wire transfer to the account specified by the Company; and
(v)
with respect to Perceptive Xontogeny Venture Fund II, LP only, a counterpart signature page to the Investor’s Rights Agreement duly executed by such Purchaser.
(c)
Further Assurances. On or prior to the Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents that take such additional actions as the parties reasonable may deem to be practical and necessary in order to consummate the transactions contemplated hereby.
1.5
Registration Rights. On or prior to the Closing Date, the Company shall execute and deliver Amendment No. 1 to the Investor’s Rights Agreement to add Perceptive Xontogeny Venture Fund II, LP as a party to the Investor’s Rights Agreement and such Purchaser shall execute and deliver a counterpart signature page to the Investor’s Rights Agreement.
1.6
Defined Terms Used in This Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, has the meaning as such terms are used in and construed under Rule 405 under the Securities Act, but only for so long as such control shall continue; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Company Common Stock” means the Company’s common stock, par value $0.01 per share.

“Material Adverse Effect” means any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders' equity, prospects or results of operations of the Company, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Transaction Documents.

“Nasdaq” means the Nasdaq Stock Market, LLC.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Investor’s Rights Agreement” means the Amended and Restated Investor’s Rights Agreement by and between the Company and the Investors named therein, dated as of August 9, 2019, as amended to date.

“Trading Day” means a Nasdaq trading day.

“Transaction Documents” means this Agreement, the Pre-Funded Warrants and the annexes and exhibits attached hereto and thereto.

“Warrant Shares” means the shares of Company Common Stock issuable upon exercise of the Pre-Funded Warrants.

Article II

REPRESENTATIONS AND WARRANTIES OF THE Company

Subject to and except as set forth in the SEC Documents (as defined below), the Company hereby represents and warrants to the Purchasers that the statements contained in this Section 2 are true and correct as of the date hereof and will be true and correct as of the Closing Date.

2.1
Organization, Good Standing and Power. The Company has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own and/or lease its properties and conduct its business as described in the reports filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the Company’s 2021 fiscal year through the date hereof, including, without limitation, the Company’s most recent annual report on Form 10-K, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no subsidiaries other than subsidiaries not required to be listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K by Item 601 of Regulation S-K under the Exchange Act.
2.2
Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform the Transaction Documents and to issue and sell the Securities to be issued by the Company in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or stockholders is required. When executed and delivered by the Company, the Transaction Documents shall each constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application. The Company’s board of directors, or an authorized committee thereof, adopted, resolutions approving the transactions contemplated by the Transaction Documents, including the issuance of the Securities to be issued by the Company pursuant to this Agreement.
2.3
Issuance of Securities. The Securities to be issued and sold by the Company to the Purchasers hereunder have been duly and validly authorized, and the Warrant Shares, when issued and delivered against payment therefor as provided herein and in the Pre-Funded Warrants, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Company Common Stock contained in the SEC Documents; and the issuance of the Securities is not subject to any preemptive or similar rights, except as have been validly waived or complied with in connection with the offering of the Securities and the Securities, when issued, will be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders.

2.4
No Conflicts; Governmental Approvals. The issue and sale of the Securities and the compliance by the Company with the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the Certificate of Incorporation or Bylaws (or other applicable organizational document) of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in the case of clauses (i) and (iii) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Transaction Documents, except such as have been obtained under the Securities Act, the approval for listing the Securities on Nasdaq and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and sale of the Securities.
2.5
Capitalization. The Company has an authorized capitalization as set forth in the SEC Documents and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the SEC Documents.
2.6
SEC Documents; Financial Statements. The Company represents and warrants that as of the date hereof, the Company Common Stock is registered pursuant to Section 12(b) of the Exchange Act. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). At the times of their respective filing, all such reports, schedules, forms, statements and other documents of the Company conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. Except as disclosed in the SEC Documents, at the times of their respective filings, such reports, schedules, forms, statements and other documents of the Company did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.7
No Liabilities. The Company has no liabilities or obligations (accrued, absolute, contingent or otherwise), other than liabilities or obligations (i) reflected on the most recent balance sheet of the Company included in the SEC Documents, (ii) incurred in the ordinary course of business since the date of the most recent balance sheet of the Company included in the SEC Documents, (iii) incurred in connection with this Agreement, (iv) incurred pursuant to contracts binding on the Company (other than those resulting from a breach thereof) that are not otherwise required under generally accepted accounting principles to be reflected on the balance sheet, or (v) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.
2.8
Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.
2.9
Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (ii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law).
2.10
Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and principal financial officer by others within the Company; and such disclosure controls and procedures are effective in all material respects.

2.11
Intellectual Property. Except in each case as disclosed in the SEC Documents, the Company owns or has valid, binding and enforceable licenses or other rights or can acquire on reasonable terms rights to practice and use all patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the SEC Documents (collectively, the “Company Intellectual Property”), and, to the Company’s knowledge, the conduct of its business has not and will not infringe or misappropriate any intellectual property rights of others; other than as disclosed in the SEC Documents, to the knowledge of the Company, there are no rights of third parties to any of the intellectual property owned by the Company, and such intellectual property is owned by the Company free and clear of all material liens, security interests, or encumbrances; other than as disclosed in the SEC Documents, the patents, trademarks and copyrights held or licensed by the Company included within the Company Intellectual Property, in each case, which are material to the conduct of the business of the Company as currently conducted, are valid, enforceable and subsisting; except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect, to the Company’s knowledge, there is no infringement by third parties of any of the Company Intellectual Property; other than as disclosed in the SEC Documents, (i) the Company is not obligated to pay a royalty, grant a license, or provide other material consideration to any third party in connection with the Company Intellectual Property, (ii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, alleging that the Company is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any of the Company’s product candidates, processes or intellectual property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (iii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (iv) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (v) the Company has not received written notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s products, proposed products, processes or Company Intellectual Property, (vi) to the knowledge of the Company, the development, manufacture, sale, and any currently proposed use of any of the products, proposed products or processes of the Company referred to in the SEC Documents, in the current or proposed conduct of the business of the Company, do not currently, and will not upon commercialization, infringe any valid patent claim or other valid intellectual property right of any third party, (vii) to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Company Intellectual Property, (viii) to the knowledge of the Company, no employee, consultant or independent contractor of the Company engaged in the development of Company Intellectual Property which is material to the business of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or actions undertaken while employed or engaged with the Company, (ix) the Company has taken reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Company’s Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, and (x) the Company has complied in all material respects with the terms of each agreement pursuant to which the Company’s Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect.
2.12
Patents. All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; there are no material defects in any of the patents or patent applications owned or exclusively licensed by the Company; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the United States Patent and Trademark Office (the “USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.
2.13
Taxes. All income tax returns of the Company required by law to be filed have been filed and all taxes shown as due on such returns or that otherwise have been assessed, which are due and payable, have been paid, except insofar as any failure to file a tax return or to pay a tax would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.14
Employee Matters. No material labor disturbance by or dispute with current or former employees or officers of the Company exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s principal suppliers, manufacturers or contractors. The Company is not a party to any collective bargaining agreement.
2.15
Insurance. The Company has insurance covering its respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonable and is ordinary and customary for comparable companies in the same or similar businesses; and Company has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.16
Regulatory Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”), issued by the appropriate Governmental Entities necessary to conduct the business now operated by it, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
2.17
Anti-Corruption Laws. Neither the Company nor any director, officer or employee nor, to the knowledge of the Company, any agent, affiliate or other person, while acting on behalf of the Company (i) has made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof; (ii) has made, offered, promised or authorized any direct or indirect unlawful payment; (iii) has violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, promise or authorization of any unlawful contribution, gift, entertainment or other unlawful expense in violation of any applicable anti-corruption laws; and the Company has conducted its business in compliance with applicable anti-corruption laws and has instituted, will continue to institute and will maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.
2.18
Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
2.19
Data Privacy. (i) The Company has complied and is presently in compliance, each in all material respects, with all internal and externally published privacy policies, contractual obligations, industry standards by which the Company is legally or contractually bound, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, to the extent applicable and relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company of personal, personally identifiable, or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any written notification of, or written complaint regarding, and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate that the Company is in material violation of any Data Security Obligation; and (iii) to the knowledge of the Company, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.

2.20
Data Controls. The Company has implemented commercially reasonable technical and organizational measures designed to protect the information technology systems and Data used in connection with the operation of the Company’s business. Without limiting the foregoing, the Company has used reasonable efforts to establish and maintain and implement reasonable information technology, information security, cyber security and data protection controls, including, as applicable, oversight, access controls, encryption, technological and physical safeguards that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data controlled by the Company and used in connection with the operation of the Company’s business (“Breach”). To the Company’s knowledge, there has been no such material Breach, and the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any such material Breach.
2.21
No Material Adverse Change. Except as disclosed in the SEC Documents, since September 30, 2022, there has not been:
(a)
any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, except for changes in the ordinary course of business which have not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(b)
any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;
(c)
any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;
(d)
any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;
(e)
any satisfaction or discharge of a material lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;
(f)
any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or termination of or material amendment to any contract of the Company that the Company is required to file with the SEC pursuant to Item 601(b)(10) of Regulation S-K;
(g)
any material labor difficulties or labor union organizing activities with respect to employees of the Company;
(h)
any material transaction entered into by the Company other than in the ordinary course of business;
(i)
the loss of the services of any executive officer (as defined in Rule 405 under the Securities Act) of the Company; or

(j)
any other event or condition that has had or would reasonably be expected to have a Material Adverse Effect.
2.22
No Undisclosed Events or Circumstances. Except as disclosed in the SEC Documents, since September 30, 2022, except for the consummation of the transactions contemplated herein, to the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
2.23
Litigation. Except as disclosed in the SEC Documents, there are no legal or governmental proceedings pending to which the Company or, to the Company's knowledge, any officer or director of the Company, is a party or of which any property of the Company or, to the Company's knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

2.24
Compliance. The Company is not (i) in violation of its Certificate of Incorporation or Bylaws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.25
Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an, or be required to register as an, “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.
2.26
Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article III hereof, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers hereunder. The Securities (i) were not offered by any form of general solicitation or general advertising (as such terms are defined in Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. No disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.
2.27
No Integrated Offering. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of Nasdaq such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

2.28
No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers.
2.29
Brokers and Finders. The Company has not employed any broker or finder in connection with the transaction contemplated by this Agreement.
2.30
Registration Rights. Except as disclosed in the SEC Documents, other than pursuant to the Investor’s Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.
2.31
No Conflicts with Sanctions Laws. Neither the Company nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively, “Sanctions”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or the business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in violation by any Person of Sanctions.
2.32
Regulatory Matters. Except as described in the SEC Documents, the Company (i) is, and at all times has been, in compliance with all statutes, rules and regulations of the FDA and other comparable federal, state, local or foreign governmental and regulatory authorities (the “Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except where such noncompliance would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; and (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (x) any Applicable Laws or (y) any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (the “Authorizations”). The Company has not failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the SEC Documents, except where such failure to file would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; and no material deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

2.33
Research, Studies and Tests. The research, nonclinical and clinical studies and tests conducted by, or to the knowledge of the Company, on behalf of the Company, have been and, if still pending, are being conducted with reasonable care and in all material respects in accordance with experimental protocols, procedures and controls pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such research, nonclinical and clinical studies and tests contained in the SEC Documents are accurate in all material respects and fairly present the data derived from such research, nonclinical and clinical studies and tests; the Company is not aware of any research, nonclinical or clinical studies or tests, the results of which the Company believes reasonably call into question the research, nonclinical or clinical study or test results described or referred to in the SEC Documents when viewed in the context in which such results are described; and the Company has not received any notices or correspondence from any Governmental Entity that will require the termination, suspension or material modification of any research, nonclinical or clinical study or test conducted by or on behalf of the Company.
Article III

Representations, Warranties and Covenants of the PURCHASERS

Each Purchaser hereby represents, warrants and covenants to the Company as follows:

3.1
Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of such Purchaser or its board of directors, stockholders or other governing body is required. When executed and delivered by such Purchaser, this Agreement shall constitute a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
3.2
No Conflict. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby do not and will not (i) violate any provision of such Purchaser’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser are bound or affected.

3.3
Purchaser Sophistication; Accredited Investor. Such Purchaser (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (b) in connection with its decision to purchase the Securities, relied only upon the SEC Documents, other publicly available information, and the representations and warranties of the Company contained herein; (c) is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act; (d) is acquiring the Securities for its own account for investment only and with no present intention of distributing any of the Securities or any arrangement or understanding with any other persons regarding the distribution of the Securities; (e) has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities; (f) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Securities except in compliance with the Securities Act and applicable state securities laws; (g) understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities; (h) understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of such Purchaser’s investment (provided that such acknowledgment in no way diminishes the representations, warranties and covenants made by the Company hereunder); and (i) understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
3.4
Private Placement. Such Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act. Such Purchaser acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser absent an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144 promulgated thereunder.
3.5
Ownership of Capital Stock. Except as previously disclosed to the Company in writing or by email and excluding the Securities, such Purchaser and its Affiliates beneficially own no shares of capital stock of the Company as of the date hereof.

3.6
Foreign Investors. If such Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.
3.7
Stock Legends. Such Purchaser acknowledges that certificates or book-entry credits evidencing the Securities shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

3.8
No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.
3.9
No General Solicitation; Pre-Existing Relationship. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement (as defined in Regulation D under the Securities Act). Such Purchaser also represents that such Purchaser was contacted regarding the sale of the Securities by the Company (or a representative of the Company) and the Securities were offered to such Purchaser solely by direct contact between such Purchaser and the Company (or an authorized representative of the Company). Such Purchaser did not become aware of this offering of Securities, nor were the Securities offered to such Purchaser, by any other means.

3.10
Purchase Entirely for Own Account. The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time.
3.11
Experience of the Purchasers. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
3.12
Disclosure of Information. Such Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Purchaser acknowledges receipt of copies of the SEC Documents (or access thereto via EDGAR). Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

3.13
No Rule 506 Disqualifying Activities. Neither such Purchaser nor any person or entity with whom such Purchaser will share beneficial ownership of the Securities is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)-(viii) under the Securities Act.
3.14
Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or such Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.
3.15
Disclaimer of Other Representations and Warranties. Except as expressly set forth in Article II (as qualified by the SEC Documents) or in any other Transaction Document, such Purchaser acknowledges that neither the Company nor any other Person has made or is making any representation or warranty of any kind, express or implied, at law or in equity, including with respect to it or any of its subsidiaries or any of their respective businesses, assets, liabilities, condition (financial or otherwise), prospects or operations, or otherwise, and any such other representations and warranties are hereby expressly disclaimed by the Company. Without limiting the foregoing, such Purchaser has received from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plans and cost-related plan information, regarding the Company and its businesses and operations, and such Purchaser is making its own evaluation of the adequacy and accuracy of all such estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plan information, and such Purchaser has not relied upon and will not have any claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto.

Article IV

Covenants OF THE PARTIES
4.1
Disclosure of Transactions and Other Material Information. Within the applicable period of time required by the Exchange Act, the Company shall file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching the Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). The Company shall provide the Purchasers with a reasonable opportunity to review and provide comments on the draft of such 8-K Filing and any press release describing the terms and conditions of the transactions contemplated by this Agreement.
4.2
Listing. The Company shall use its best efforts to take all steps necessary to (i) cause all of the Warrant Shares to be approved for listing on the Nasdaq Stock Market and (ii) maintain the listing of its Common Stock on the Nasdaq Stock Market.
4.3
Reservation of Common Stock. The Company has reserved, and the Company shall continue to reserve and keep available at all times, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Warrant Shares.
4.4
Indemnification.
(a)
The Company agrees to indemnify and hold harmless the Purchasers, and their respective directors, officers, stockholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s breach of any representation, warranty or covenant contained herein; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by such indemnified party in this Agreement, or the failure of such indemnified party to comply with the covenants and agreements contained herein.

(b)
Promptly after receipt by an indemnified party under this Section 4.4 of notice of the commencement of any indemnifiable action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.4, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 4.4 except to the extent the indemnified party is actually prejudiced by such omission. In case any such indemnifiable action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such indemnifiable action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such indemnifiable action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such indemnifiable action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4.4 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the indemnifiable action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, with authorization shall not be unreasonable withheld. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened indemnifiable action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such indemnifiable action) unless such settlement, compromise or consent requires only the payment of money damages, does not subject the indemnified party to any continuing obligation or require any admission of criminal or civil responsibility, and includes an unconditional release of each indemnified party from all liability arising out of such indemnifiable action, or (ii) be liable for any settlement of any such indemnifiable action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such indemnifiable action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

4.5
Legend Removal. Upon request of a Purchaser, and if such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the legend to be removed from any certificate for any Warrant Shares in accordance with the terms of this Agreement and deliver, or cause to be delivered, to any Purchaser new certificate(s) representing such Warrant Shares that are free from all restrictive and other legends or, at the request of such Purchaser, via DWAC transfer to such Purchaser’s account. A Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from the Warrant Shares upon the earliest of (x) such time as the Warrant Shares are subject to an effective registration statement covering the resale of such Warrant Shares (y) following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Warrant Shares: (i) following any sale of such Warrant Shares pursuant to Rule 144, (ii) if such Warrant Shares are eligible for sale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto), or (iii) following the time a legend is no longer required with respect to such Warrant Shares. Certificates for Warrant Shares free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by such Purchaser. If a Purchaser effects a transfer of the Warrant Shares in accordance with this Section 4.5, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. Additionally, if a Purchaser effects an exercise of the Pre-Funded Warrants for Warrant Shares at a time when a legend is not required with respect to the Warrant Shares, such Warrant Shares shall be issued without any restrictive legends. Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 4.5 is predicated upon the Company’s reliance on Purchaser’s agreement that (i) to the extent resales of the Warrant Shares are made pursuant to an effective registration statement, that such resales will be made only during the time that such registration statement is effective and not withdrawn or suspended and only as permitted by such registration statement, and otherwise in compliance with the Securities Act (including applicable prospectus delivery obligations), and (ii) to the extent resales of the Warrant Shares are made pursuant to an available exemption from the registration requirements of the Securities Act, such resales will be made only as permitted by such exemption and otherwise in compliance with the Securities Act..
Article V

CONDITIONS to closing
5.1
Conditions Precedent to the Obligations of the Purchasers. The obligation of the Purchasers to acquire the Securities at the Closing is subject to the satisfaction or waiver by the Purchasers, at or before the Closing, of each of the following conditions:
(a)
Representations and Warranties. The representations and warranties of the Company contained in Article II shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

(b)
Performance. The Company shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing, including, without limitation, the delivery by the Company of the items contemplated by Section 1.4(a).
(c)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)
No Nasdaq Objection. Nasdaq shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents in the absence of stockholder approval of such transactions.
(e)
Listing of Additional Shares. The Company shall have submitted a Listing of Additional Shares Notification with the Nasdaq covering all of the Securities.
5.2
Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue the Pre-Funded Warrants at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:
(a)
Representations and Warranties. The representations and warranties of the Purchasers contained in Article III shall be true and correct in all respects as of the Closing (unless as of a specific date therein in which case they shall be accurate as of such date).
(b)
Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing, including, without limitation, the delivery by such Purchaser of the items contemplated by Section 1.4(b).
(c)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)
No Nasdaq Objection. Nasdaq shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents in the absence of stockholder approval of such transactions.
Article VI

MISCELLANEOUS
6.1
Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the Closing and the delivery of the Securities.

6.2
No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Company agrees to indemnify and to hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. Each Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible.
6.3
Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
6.4
Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, however, that any confidentiality agreements previously entered into between the Company and any Purchaser shall remain in full force and effect. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers, and the Purchasers will execute and deliver to the Company, such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
6.5
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 4:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 4:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth below, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person:

If to the Company:	Landos Biopharma, Inc.
PO Box 11239
Blacksburg, Virginia 24062
Attention: Chief Executive Officer
Email: goakes@landosbiopharma.com

with copies (which copies	Cooley LLP
shall not constitute notice	55 Hudson Yards
to the Company) to:	New York, New York 10001
Attention: Eric Blanchard
Email: eblanchard@cooley.com

If to a Purchaser:	To their address as set forth on Schedule 1 hereto.
6.6
Amendments; Waivers. This Agreement and any term hereof may be amended, terminated or waived only with the written consent of the Company and each Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
6.7
Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
6.8
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser; provided, however, that no such consent shall be required in connection with each assignment (i) occurring by operation of law in connection with any merger or consolidation to which the Company is a party, (ii) in connection with the acquisition of all or substantially all of the assets of the Company or (iii) any other similar business combination transaction involving the Company. Each Purchaser may assign its rights under this Agreement only to a Person to whom such Purchaser assigns or transfers all Securities held by such Purchaser; provided, that (i) following such transfer or assignment, the further disposition of the Securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (ii) as a condition of such transfer, such transferee agrees in writing to be bound by all of the terms and conditions of this Agreement as a party hereto and (iii) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.
6.9
Persons Entitled to Benefit of Agreement. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.10
Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. If any party hereto shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
6.11
Counterparts; Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.12
Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible and (b) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Agreement.
6.13
Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Company Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Company Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

Landos Biopharma, Inc.

By: /s/ Gregory Oakes

Gregory Oakes

President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

PERCEPTIVE XONTOGENY VENTURE FUND II, LP

By: Perceptive Xontogeny Venture II GP, LLC,

its general partner

By: /s/ Frederick P. Callori

Name: Frederick P. Callori

Title: Authorized Representative

By: /s/ James Mannix

Name: James Mannix

Title: Chief Operating Officer

PX VENTURE (A), LLC

By: /s/ Adam Stone

Name: Adam Stone

Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

SCHEDULE 1

SCHEDULE OF PURCHASERS

Name of Purchaser and Address/Contact Information	Number of Warrant Shares Underlying Pre-Funded Warrant	Aggregate Purchase Price of Securities
Perceptive Xontogeny Venture Fund II, LP c/o Perceptive Advisors, LLC 51 Astor Place, 10th Floor New York, NY 10003 Attention: Fred Callori	27,272,727	$14,727,272.58
PX Venture (A), LLC c/o Perceptive Advisors, LLC 51 Astor Place, 10th Floor New York, NY 10003 Attention: Fred Callori	3,636,363	$1,963,636.02
Total:	30,909,090	$16,690,908.60

Exhibit A

Pre-Funded warrant

Exhibit B

Stock REGISTRATION Questionnaire

Exhibit C

ACCREDITED INVESTOR QUALIFICATION QUESTIONNAIRE

Exhibit D

“BAD ACTOR” QUESTIONNAIRE FORMS